Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callan JMB, Inc.

Spring Branch, TX

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 28, 2025, relating to the financial statements of Callan JMB, Inc. (formerly Coldchain Technology Services, LLC) for the years ended December 31, 2024 and 2023.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Rosenberg Rich Baker Berman, P.A.

Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

August 25, 2025